STOCK TRANSFER AND SHAREHOLDER AGREEMENT

     Agreement (AAgreement@) made as of this 20th day of December, 1997, by and between Tokai Industrial Sewing Machine Company, Ltd. (ATokai@), a Japan corporation having offices at No. 1800 Ushyama-Cho, Kasugai 486, Aichi Pref., Japan, and Hirsch International Corp. (AHirsch@ and, together with Tokai, collectively referred to herein as the AShareholders@), a Delaware corporation having offices at 200 Wireless Boulevard, Hauppauge, New York 11788.

                              W I T N E S S E T H:

     WHEREAS,  Hirsch is the record and  beneficial  owner of one hundred  (100)
shares of the common stock, without par value, of Tajima USA, Inc. (the AShares@), a corporation organized under the laws of the State of Delaware and authorized to do business in the State of New York (ACorporation@); and

     WHEREAS, Tokai desires to purchase from Hirsch and Hirsch desires to sell to Tokai forty-five (45) of the Shares owned by Hirsch on the terms and subject to the conditions as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Purchase of Shares. Hirsch hereby sells, assigns and transfers to Tokai and Tokai hereby purchases from Hirsch forty-five of the Shares owned by Hirsch for and in consideration of Nine Hundred Thousand ($900,000.00) Dollars, payable in legal tender of the United States, remitted by wire transfer.


     2. Transfer of Shares. Hirsch shall deliver its certificate evidencing ownership of one hundred (100) shares to the Corporation and shall cause the Corporation to issue new certificates evidencing ownership by Hirsch of fifty-five (55) Shares and Tokai of forty-five (45) Shares.


     3. Board of Directors. So long as the parties are shareholders, each agrees to vote its shares to elect as members of the Board four (4) persons designated by Hirsch and one (1) person designated by Tokai. Each party reserves the right, from time to time, to designate different persons to serve as members of the Board, provided the proportionate representation of each of the parties is not modified. Appropriate corporate resolutions shall, from time to time, be executed by the parties to effect their intent.

     4. Restriction on Transfer of Shares.

     (a) The Shareholders shall not pledge or otherwise encumber their Shares, nor will they make any disposition of such Shares except with the prior written consent of the other Shareholders or as otherwise permitted by this Agreement. Any purported pledge, encumbrance or disposition in violation of the terms of this Agreement shall be void from the inception.

     (b) The Corporation's share certificates representing the Shares owned by each of the Shareholders shall have inscribed thereon the following endorsement:

     "THE SALE, TRANSFER, PLEDGE OR OTHER ENCUMBRANCE OF SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF A STOCK TRANSFER AND SHAREHOLDERS AGREEMENT DATED AS OF DECEMBER 20, 1997, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE CORPORATION."

     (c) Notwithstanding the foregoing, if either party wishes to sell its Shares, notice shall be given and the remaining party shall have the right, but not the obligation, to purchase the Shares for an amount equal to the book value of the selling Shareholder=s interest or the fair market value of his interest, whichever is greater. In the event the remaining party elects not to purchase the Shares when offered, then the party wishing to sell shall be free to offer its Shares to a third party for a period of six months, provided, however, the remaining Shareholder shall have the option to purchase the Shares on the same terms and conditions as a third party is willing to purchase the Shares by giving notice within ten (10) business days after receipt of confirmation that a third party exists and intends to purchase the shares.

     5. Sale of Business or Public Offering. Notwithstanding any provision of law or bylaws of the Corporation to the contrary, the parties agree that, except with their unanimous consent, there shall be no sale of the business of the Corporation, all or substantially all of its assets or a public offering of its securities.

     6. Representations and Warranties.

     (a) Hirsch represents and warrants to Tokai that (i) it is the record and beneficial owner of the Shares, (ii) it has full right, power, authority and capacity to sell, transfer, and deliver such Shares in accordance with the terms of this Agreement, (iii) upon delivery thereof as herein contemplated Tokai will receive good and marketable title to the Shares, and (iv) the Shares are free and clear of any claims, liens, pledges and encumbrances of any kind.

     (b) Tokai represents and warrants that (i) its purchase of the Shares of the Corporation has been duly authorized, (ii) the execution and delivery of this Agreement, including the terms and conditions contained herein, have been duly authorized, (iii) each person from time to time designated to serve as a member of the Board is and shall be duly authorized to act in the best interests of the Corporation and (iv) the execution and delivery of this Agreement does not and shall not violate any applicable laws, rules, governmental regulations, agreements or bylaws to which Tokai is a party.

     7. Indemnification. Hirsch and Tokai each hereby agrees to indemnify and hold the other harmless from and against any and all claims, damages, liability, cost and expense (including reasonable attorney=s fees) arising out of the breach of any representation, warranty or covenant of the other party contained herein or made pursuant hereto.

     8. Notices. Any and all notices or other communications required or permitted to be given under any of the provision of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, or when mailed by certified or registered mail, return receipt requested, addressed to the parties at the addresses first written above (or at such other address as such party may specify by notice to the other party given as aforesaid).

     9. Governing Law. This Agreement and all amendments hereto shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein and to the Delaware Corporation Law to the extent of matters affecting the governance of the Corporation.

     10. Arbitration. Any dispute or controversy arising out of with or relating to this Agreement, any document or instrument delivered pursuant to or in connection with this Agreement, or any breach of this Agreement or any such document or instrument shall be resolved by arbitration in accordance with the rules then prevailing of the International Chamber of Commerce (AICC Rules@). Such arbitration shall take place in Nassau or Suffolk County before a single arbitrator appointed in accordance with the ICC Rules. Any decision rendered by the arbitrator shall be final and may be entered as a judgment in the federal or state courts of the State of New York or any other jurisdiction where enforcement thereof may be required. Notwithstanding any ICC Rules to the contrary, the Shareholders agree to exchange any and all documentary materials relevant to the dispute not less than twenty (20) days prior to the time when the arbitrator has scheduled hearings for the purpose of resolving the dispute. The cost associated with the arbitration proceedings, including reasonable attorneys fees incurred therein, shall be allocated by the arbitrator to the prevailing party or as may otherwise be deemed appropriate.

     11. Exclusive Jurisdiction. Each of the parties hereby submits to and agrees to the exclusive jurisdiction for all purposes of the Courts of the United States of America and, specifically, the appropriate federal and state courts located within the County of Nassau, State of New York, to the extent any judicial order is required to enforce any rights of the parties.


     12. Miscellaneous.

     (a) Independent  Counsel.  The parties hereby acknowledge that each of them
has  received  the  advice  of  independent   counsel  in  connection  with  the
transactions contemplated herein.

     (b) No Adverse Construction. The rule that a contract is to be construed against the party drafting the contract is hereby waived, and shall have no applicability in construing this Agreement or any provision hereof.


     (c) Binding Effect. This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and assigns, heirs and personal representatives.

     (d) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements or understandings related to the subject matter hereof. This Agreement may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all parties hereto.

     (e) No Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     (f) Headings. The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said sections.

     (g) Severability. If any provisions of this Agreement is determined to be legally invalid, inoperative or unenforceable, only that particular provision shall be affected, and the determination shall have no effect whatsoever on any other provision of this Agreement, and all other provisions shall remain in full force and effect and fully enforceable.

     (h) Further Assurances. Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other party hereto in order to carry out the provisions and purposes of this Agreement.

     (i)   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts,  all of  which  taken  together  shall  be  deemed  one  original.


     13. Translations. The parties acknowledge that this Agreement shall be prepared and executed in English and Japanese. In the case of any conflict in interpretation between the different versions of the documents, the parties agree to be bound by the English translation for all purposes.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

     Tokai Industrial                          Hirsch International Corp.
     Sewing Machine Co., Ltd.


  By: /s/Ikuo Tajima                       By: /s/Henry Arnberg
      ---------------------------              ------------------------
      Ikuo Tajima, President                   Henry Arnberg, President